        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INFORMATION FUND
        10f-3 transactions for the period April 1, 1999 - October 20, 1999

S
                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL        PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT           BY FUND    BROKER(S)

Brocade Communications Systems
                     05/24/99  $ 19.00    5,000   0.013%   $ 61,750,000.00   0.154%   Friend Co.
Copper Mountain      05/12/99  $ 21.00    2,400   0.007%   $ 84,000,000.00   0.060%   Raymond James
Delta Communications 05/05/99  $ 10.00   30,000   0.043%   $ 65,000,000.00   0.462%   Legg Mason
DLJ Direct           05/25/99  $ 20.00    7,000   0.020%   $320,000,000.00   0.044%   Donaldson,Lufkin & Jenrette
Launch.com           04/23/99  $ 22.00   25,000   0.078%   $ 74,800,000.00  15.714%   Hambrecht & Quest
Marimba              04/29/99  $ 20.00    5,000   0.014%   $ 80,000,000.00   0.125%   Soundview
Media Metrix Inc.    05/07/99  $ 17.00    3,700   0.009%   $ 51,000,000.00   0.123%   Donaldson, Lufkin & Jenrette
NETObjects           05/07/99  $ 12.00    9,900   0.017%   $ 72,000,000.00   0.165%   BT Alex Brown
Sagent Technology    04/14/99  $  9.00   85,000   0.114%   $ 45,000,000.00   1.700%   Donaldson, Lufkin & Jenrette
Sales Logix          05/27/99  $  9.00  100,000   0.124$   $ 29,925,000.00   3.008%   Hambrecht & Quist
StarMedia Network    05/25/99  $ 15.00   12,150   0.026%   $105,000,000.00   0.174%   BancBoston Robertson Stephens
The Goldman Sachs Group Inc.
                     05/03/99  $ 53.00   43,600   0.329% $3,657,000,000.00   0.063%   Goldman Sachs
Time Warner Telecom  05/11/99  $ 14.00   48,200   0.092%   $252,000,000.00   0.268%   Scott & Stringfellow
Aironet Wireless     07/29/99  $ 11.00   50,000   0.060%   $ 66,000,000.00   0.833%   Dain Rauscher
Fairhild Semiconductor International Inc.
                     08/03/99  $ 18.50  100,000   0.204%   $370,000,000.00   0.500%   CS First Boston
Focal Communications 07/28/99  $ 13.00   57,000   0.080%   $129,350,000.00   0.573%   Salomon Smith Barney
Homestore.com        08/05/99  $ 20.00   25,100   0.054%   $140,000,000.00   0.359%   Donaldson, Lufkin & Jenrette
Insight Communications
                     07/21/99  $ 24.50   69,000   0.180%   $563,500,000.00   0.300%   Donaldson,Lufkin & Jenrette
Net2Phone            07/29/99  $ 15.00   37,700   0.092%   $ 81,000,000.00   0.449%   Salomon Smith Barney
Salem Communications Corporation
                     07/01/99  $ 22.50   35,900   0.093%   $189,000,000.00   0.427%   Salomon Smith Barney


























